Exhibit 10.22

Amendment Agreement

This agreement (“Amendment Agreement”) is made and entered into as of the date indicated on the signature page below, by and between ebookers Limited whose registered office is located at 25 Farringdon Street, London EC4A 4AB, (“ebookers”) and Galileo Nederland BV, a company registered in the Netherlands with its registered address at Neptunusstraat 35, 2132 JA Hoofddorp, the Netherlands (“Galileo”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

WHEREAS:

(A)                The parties previously entered into a Global Incentive Agreement dated 8 August 2005 (“the Incentive Agreement”);

(B)                  The parties have agreed, to amend the agreement in order to change the definition of Effective Date.

The parties agree to amend the definition of Effective Date, located at page 1 of the Incentive Agreement to read as follows:

“Effective Date” means the 1 May 2005 and “Term” shall mean the period of 3 years from the Effective Date or in the event all Subscriber Agreements terminate prior to the 3 years, then this Agreement will terminate on the date the last Subscriber Agreement is terminated.”

IN WITNESS of which the parties or their authorised representatives have signed this Amendment Agreement on the date set out below.

Signed on behalf of Galileo Nederland BV

Name:	G A Wilson

Signature:	/s/ G A Wilson

Position:	Managing Director

Date:	17 August 2005

Signed on behalf of ebookers Limited

Name:	P A Searle

Signature:	/s/ P A Searle

Position:	Director

Date:	17 August 2005